UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 30, 2014

Biocept, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36284	80-0943522
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5810 Nancy Ridge Drive San Diego, California		92121
(Address of Principal Executive Offices)		(Zip Code)

(858) 320-8200

(Registrant’s Telephone Number, Including Area Code)

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth in Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference in this Item 1.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Effective as of April 30, 2014 (the “closing date”), we entered into a loan and security agreement (the “credit facility”) with Oxford Finance LLC (“Oxford”), as collateral agent, and the lenders party thereto from time to time (the “Lenders”), including Oxford, pursuant to which the Lenders agreed to make term loans available to us for working capital and general business purposes, in a principal amount of up to $10 million. The first term loan was funded on the closing date of the credit facility in an aggregate principal amount of $5 million. A second term loan of up to a principal amount of $5 million will be funded at our request prior to December 31, 2015, subject to our achieving product and services revenues of at least $9 million for the trailing six months, with such six-month period ending no later than November 30, 2015. Upon the entry into the credit facility, we were required to pay the Lenders a facility fee of $50,000 in conjunction with the funding of the first term loan. Another $50,000 facility fee will be due and payable to the Lenders on the funding date of the second term loan (if such date occurs). The credit facility is secured by substantially all of our personal property other than our intellectual property.

Each term loan under the credit facility bears interest at an annual rate equal to the greater of (i) 7.95% or (ii) the sum of (a) the three-month U.S. LIBOR rate reported in the Wall Street Journal three business days prior to the funding date of the applicable term loan, plus (b) 7.71%, such rate to be fixed at the time of borrowing. The first term loan bears interest at an annual rate of 7.95%. We are required to make interest-only payments on the first term loan through February 1, 2016 if the funding date of the second term loan occurs before June 30, 2015, or through August 1, 2015 otherwise. If we request and the Lenders fund the second term loan, we are required to make interest-only payments on the second term loan through February 1, 2016 if the funding date of the second term loan occurs before June 30, 2015, or through the seventh month following the funding date of the second term loan otherwise. All outstanding term loans under the credit facility will begin amortizing at the end of the applicable interest-only period, with monthly payments of principal and interest being made by us to the Lenders in consecutive monthly installments following such interest-only period. The first term loan under the credit facility matures on July 1, 2018, and the second term loan matures on the first day of the 29th month following the end of the applicable interest-only period. Upon repayment of each term loan, we are also required to make a final payment to the Lenders equal to 5.50% of the original principal amount of such term loan funded.

At our option, we may prepay the outstanding principal balance of the term loans in whole but not in part, subject to a prepayment fee of 3% of any amount prepaid if the prepayment occurs on or prior to April 30, 2015, 2% of the amount prepaid if the prepayment occurs after April 30, 2015 but on or prior to April 30, 2016, and 1% of any amount prepaid after April 30, 2016.

The credit facility includes affirmative and negative covenants applicable to us and any subsidiaries we create in the future. The affirmative covenants include, among others, covenants requiring us to maintain our legal existence and governmental approvals, deliver certain financial reports and maintain insurance coverage. The negative covenants include, among others, restrictions on our transferring collateral, incurring additional indebtedness, engaging in mergers or acquisitions, paying dividends or making other distributions, making investments, creating liens, selling assets, and suffering a change in control, in each case subject to certain exceptions.

The credit facility also includes events of default, the occurrence and continuation of which provide Oxford, as collateral agent, with the right to exercise remedies against us and the collateral securing the term loans under the credit facility, including foreclosure against our properties securing the credit facilities, including our cash. These events of default include, among other things, our failure to pay any amounts due under the credit facility, a breach of covenants under the credit facility, our insolvency, a material adverse change, the occurrence of any default under certain other indebtedness in an amount greater than $250,000, and a final judgment against us in an amount greater than $250,000.

On the closing date of the credit facility, in connection therewith, we issued to Oxford, as the sole Lender on the closing date, a warrant to purchase up to 57,966 shares of our common stock, par value $0.0001 per share (“Common Stock”), at an exercise price of $4.72 per share. Upon the funding of the second term loan under the credit facility, we will issue additional warrants to the applicable Lenders entitling them to purchase additional shares of Common Stock equal to 5.0% of the funded amount divided by the exercise price, which will be equal to the lower of (i) the closing price per share on the day prior to the funding date of the second term loan or (ii) the ten-day average closing price per share prior to the funding date of the second term loan. The warrant may be exercised either for cash or on a cashless basis. The warrants expire ten years from each date of issuance. Additionally, in the event of our acquisition for cash or marketable securities, either the Lenders shall exercise their warrants or such warrants will expire immediately prior to the consummation of such acquisition.

The form of warrant agreement and the loan and security agreement, which are filed as Exhibit 4.1 and Exhibit 10.1, respectively, to this Current Report on Form 8-K, are incorporated herein by reference. The foregoing description of the credit facility, form of warrant agreement and loan and security agreement does not purport to be complete and is qualified in its entirety by reference to such exhibits.

Item 3.02.	Unregistered Sale of Equity Securities.

The warrants described in Item 2.03 above were offered and sold in reliance upon the exemption from registration provided by Section 4(2) under the Securities Act of 1933 (the “Securities Act”). The warrant agreement contains representations to support our reasonable belief that Oxford had access to information concerning our operations and financial condition, that Oxford is acquiring the warrant for its own account and not with a view to the distribution thereof, and that Oxford is an “accredited investor” as defined by Rule 501 promulgated under the Securities Act.

Forward-Looking Statements

This Current Report on Form 8-K may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainty. Such statements are based on management’s current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. We caution investors that there can be no assurance that actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors. Forward looking statements include, but are not limited to, statements with respect to potential funding of the second term loan under the credit facility. The important factors that could cause actual operating results to differ significantly from those expressed or implied by such forward-looking statements include, but are not limited to, the risk that funding of the second term loan from the Lenders may not be completed on the timeframe we expect, or at all, including as a result of our failure to meet the conditions required for such funding. Please refer to the risks detailed from time to time in our SEC reports, including our Annual Report Form 10-K for the year ended December 31, 2013 as well as other filings on Form 10-Q and periodic filings on Form 8-K, for additional factors that could cause actual results to differ materially from those stated or implied by such forward-looking statements. We disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

4.1	Form of Warrant issued to the lenders under the Loan and Security Agreement, dated as of April 30, 2014, by and among Biocept, Inc., Oxford Finance LLC, as collateral agent, and the lenders party thereto from time to time, including Oxford Finance LLC.

10.1	Loan and Security Agreement by and among Biocept, Inc., Oxford Finance LLC, as collateral agent, and the lenders party thereto from time to time, including Oxford Finance LLC, dated as of April 30, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOCEPT, INC.

Date: May 6, 2014	By:	/s/ William G. Kachioff
William G. Kachioff
Chief Financial Officer

EXHIBITS

Exhibit Number	Exhibit Description

4.1	Form of Warrant issued to the lenders under the Loan and Security Agreement, dated as of April 30, 2014, by and among Biocept, Inc., Oxford Finance LLC, as collateral agent, and the lenders party thereto from time to time, including Oxford Finance LLC.

10.1	Loan and Security Agreement by and among Biocept, Inc., Oxford Finance LLC, as collateral agent, and the lenders party thereto from time to time, including Oxford Finance LLC, dated as of April 30, 2014.